Entity# : 2072587
Date Filed : 03/29/2021
Effective Date : 04/15/2021
Pennsylvania Department of State

**PENNSYLVANIA DEPARTMENT OF STATE**
**BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS**

☐ **Return document by mail to:**

Name

Address

City State Zip Code

☒ **Return document by email to:** pamela.bishop@troutman.com

## Articles of Amendment
Domestic Corporation
DSCB:15-1915/5915 (rev. 7/2015)

TCO210329MC0601

Read all instructions prior to completing. This form may be s

Fee: $70

Check one: ☒ Business Corporation (§ 1915) ☐ Nonprofit Corporation (§ 5915)

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is:
USA Technologies, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:
*(Complete only (a) or (b), not both)*

| (a) Number and Street | City | State | Zip | County |
|---|---|---|---|---|
| 100 Deerfield Lane, Suite 300 | Malvern | PA | 19355 | Chester |

(b) Name of Commercial Registered Office Provider County

c/o:

3. The statute by or under which it was incorporated: PA Business Corporation Law of 1988

4. The date of its incorporation: 1/16/1992, effective 1/17/1992
(MM/DD/YYYY)

5. *Check, and if appropriate complete, one of the following:*

____ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

X The amendment shall be effective on: 04/15/2021 at ______
Date (MM/DD/YYYY) Hour (if any)

6. *Check one of the following:*

____ The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

X The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. *Check, and if appropriate complete, one of the following:*

X The amendment adopted by the corporation, set forth in full, is as follows

The name of the corporation is being changed to: Cantaloupe, Inc.

____ The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. *Check if the amendment restates the Articles:*

____ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this

26 day of March, 2021.

USA Technologies, Inc.
Name of Corporation

[signature]
Signature

President & CEO
Title